UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 5.75% Convertible Senior Subordinated Exchange Notes due 2015

On August 14, 2015, MannKind Corporation (the “Company”) completed its previously announced exchange of $32,050,000 aggregate principal amount of newly issued, 5.75% Convertible Senior Subordinated Exchange Notes due 2015 (the “Exchange Notes”) for the same principal amount of the Company’s previously outstanding 5.75% Senior Convertible Notes due 2015 (the “2015 notes”), as described in the Company’s Current Report on Form 8-K filed on August 13, 2015.

Also on August 14, 2015, the Company entered into an indenture governing the Exchange Notes (the “Indenture”) with U.S. Bank National Association, as trustee. The Exchange Notes are the Company’s general, unsecured, senior obligations, except that the Exchange Notes are subordinated in right of payment to the outstanding notes issued pursuant to the Company’s Facility Agreement, dated July 1, 2013, as amended, with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., and the Company’s borrowings under its secured loan facility with an affiliate of Sanofi-Aventis U.S. LLC. The Exchange Notes rank equally in right of payment with the Company’s other unsecured senior debt. The Exchange Notes bear interest at the annual rate of 5.75% on the principal amount thereof, payable at maturity on September 30, 2015.

The Exchange Notes will be convertible, at the option of each holder thereof, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of the Company’s common stock at a conversion rate of 147.0859 shares per $1,000 principal amount of Exchange Notes, which is equal to a conversion price of approximately $6.80 per share, the same conversion price as that of the 2015 notes. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

The Indenture includes customary terms and covenants, including certain events of default after which the Exchange Notes may be due and payable immediately, which events of default include:

(1)	the Company fails to deliver when due all shares of the Company’s common stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable upon conversion of the Exchange Notes, which failure continues for 10 days;

(2)	(i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company; and

(3)	certain events of bankruptcy, insolvency or reorganization of the Company.

The descriptions of the Indenture and the Exchange Notes contained herein do not purport to be complete and are qualified in their entirety by reference to the Indenture and form of Exchange Note, copies of which are attached to this report as Exhibits 4.1 and 4.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report regarding the Exchange Notes is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, by and between the Company and U.S. Bank National Association, dated August 14, 2015.

4.2	Form of 5.75% Convertible Senior Subordinated Exchange Note due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, by and between the Company and U.S. Bank National Association, dated August 14, 2015.

4.2	Form of 5.75% Convertible Senior Subordinated Exchange Note due 2015 (included in Exhibit 4.1 as Exhibit A thereto).